Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Reg. Nos. 333-30330, 333-39327, 333-82137), and
Amendment No. 1 to Form SB-2 on Form S-3 (Reg. No. 333-18667) of MyTurn.com, Inc. of our report dated March 24, 2000, except for Note 15, for which the date is April 4, 2000, relating to the consolidated financial statements, which appears in this Form 10-KSB.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

Tampa, Florida
April 11, 2000



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